Exhibit 10.23




                                 UnitedGlobalCom


September 26, 2000


Bruce Mann
2/53 Portland Street
Dover Heights, NSW
Australia 2030


Dear Bruce:

     This letter sets forth the agreement ("Agreement"') among UnitedGlobalCom, Inc. ("United"), Austar United Communications Limited ("Company") and yourself concerning your continued employment with United and secondment to the Company in Australia. United may reassign you to a different affiliated company and/or location during the term of this Agreement.

     This Agreement supersedes and replaces the employment agreement between UnitedGlobalCom, Inc., CTV Pty Limited and STV Pty Limited, and you dated March 20, 1995 ("'l995 Agreement") and any and all other written or oral agreements between you, United and/or an affiliate of United and all such previous agreements are hereby rendered null and void. The terms of the Agreement are set forth below.

1.  Effective Date: March 20, 2000

2.  Title and Job   Managing Director, Austar Entertainment
    Description:    You will report to the CEO of Austar United Communications
                    Your duties and responsibilities will be as assigned by your supervisor.

3.  Term:           The term of this Agreement will be for a period of three (3)
                    years,  commencing on the Effective Date and ending on March
                    20, 2003, subject to the terms and conditions of this Agreement.

4.  Wages:          You will be paid on a bi-weekly basis, at a rate equal to an annual  salary of  US$220,000,  to commence on the Effective
                    Date. This wage, together with the other benefits described below, represents your total compensation package.

5.  Bonus:          You will be eligible  for an annual bonus of up to a maximum amount of fifteen percent (15%) of your base salary. Your eligibility for the bonus will be based on both the performance of the Company and your individual performance.
                    The granting of the bonus is in the sole discretion of senior management.

                                                            Employment Extension
                                                                      Bruce Mann
                                                              September 26, 2000


6.  Cost of Living  You will be paid a cost of living differential,  for housing
    Differential:   and goods and services, in  accordance  with the policies of
                    United and as may be recommended by a third party consultant used by United. Such payment will be made on the normal payroll dates.

7.  Automobile:     The Company will pay for an  automobile  and all  automobile operating costs, to include gas, insurance and maintenance, as approved in advance by your supervisor.

8.  Benefits:       You will  continue to be eligible for the  standard  benefit package offered by United, in accordance with the policy guidelines set forth by United and its insurance carriers.
                    You will continue to be eligible to  participate in United's
                    401(k) plan in accordance with the plan guidelines.

9.  Tuition:        You  will be  reimbursed  for the cost of  tuition  fees and
                    transportation   for  your   children   enrolled  in  grades
                    kindergarten through 12 (or the equivalent) who reside with you in Australia as approved in advance by your supervisor.

10. Tax             Your taxes will continue to be equalized in accordance  with
    Equalization:   the "Tax  Equalization  Policy" of United. In general terms, this means that the Company will bear the overall worldwide tax burden to the extent it exceeds your hypothetical tax liability (within some limitations) had you remained in the U.S.

                    If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy you owe taxes as a result of your assignment, you agree that you will pay such amount to United. If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy, United owes you taxes as a result of your assignment in the foreign location, United agrees to pay you such amount. In the event you do not submit information necessary to complete your tax returns for a given tax year by the date required by United's tax consultant for timely filing or in the event you have not paid amounts owing to United under the Tax Equalization Policy for prior years, you will have no right to be tax equalized for that tax year for which a tax return is to be prepared and, in United's sole discretion, United may elect not to tax equalize you for such year.

11. Vacation:       You will  continue  to receive  twenty (20) days of vacation per anniversary year, which accrues on a monthly basis, taken in accordance with United's policy. Your original date of hire, March 20, 1995, will continue to be used as the anniversary date for calculating carry-over vacation.



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

                                                            Employment Extension
                                                                      Bruce Mann
                                                              September 26, 2000



12. Home Leave:     The  Company  agrees to pay for two  business  or four coach class tickets during each year of the Term, for you and each of your immediate family members residing in the foreign location for return to one destination in the U.S. These tickets cannot be used or exchanged for any other purpose.

13. Repatriation:   Upon  termination of your employment  except for termination by United for cause as defined in Section 15, or unless you voluntarily resign prior to the end of the term, the Company will pay all repatriation costs in accordance with United's
                    Expatriate Repatriation policy to one destination in the U.S. Such repatriation allowance is subject to approval by your supervisor.

14. Employee        You understand  that you may incur personal  expenses in the
    Receivables:    course of your  employment  with United.  These expenses may include,  but  are  not  limited  to,  personal  phone  call charges,  personal travel  expenses,  travel  advances,  and amounts due as a result of the tax equalization calculation.
                    As a condition of your  employment  with  United,  you agree that  United  may  deduct  expenses  you owe the  Company or
                    United   from  your   paycheck   at  any  time  during  your
                    employment.

                    You may be provided equipment to utilize during your employment with United. As a condition of your employment, you agree that upon separation from United, you will return such equipment. Any charges for damage done to any equipment will be deducted from your final paycheck. In the event any equipment is not returned, it will be given a fair market value which will be deducted from your final paycheck. Also, the Company may pursue other legal remedies available to recover the reasonable value of any items damaged or not returned.

15. Termination:    Although it is not  anticipated,  your  employment  and this
                    Agreement  may be  terminated  before  the end of its stated
                    assignment   length  with  or  without   cause.   Cause  for
                    termination  shall  include but not be limited to violations of Company policy,  unsatisfactory  job performance,  sexual harassment or other workplace misconduct,  misuse of expense
                    account,   falsification  of  Company  records,  or  similar
                    offenses. Your employment and this Agreement may also be terminated without cause for any reason. In the case of a termination by the Company without cause, before the end of your assignment term, however, you will be entitled to a severance payment equal to twelve (12) months salary or salary through the end of the term of your assignment, whichever is less. As a condition of receiving the severance payment, however, you will be required to sign a legal release giving up your rights to sue United and the company to which you have been seconded for any reason related to your employment and separation from employment.



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

                                                            Employment Extension
                                                                      Bruce Mann
                                                              September 26, 2000



16. United          The Company may change, at its sole discretion, from time to
    Policies:       time, the provisions of benefit plans,  expatriate  policies or other corporate policies.

17. Confidential    You will not, during or after your  employment,  disclose or
    Information:    use for the  benefit  of any  person  or entity  other  than
                    United or the  Company,  any United or Company  confidential
                    information   that  you  develop  or  receive   during  your
                    employment.  United  and  Company  confidential  information shall include all trade  secrets,  research and  development information,  product and  marketing  plans,  personnel  and
                    financial   data,   product  and   service   specifications,
                    prototypes, software, models, customer lists and other confidential information or materials of United, Company, or of others with whom United or the Company has a confidential relationship. You will promptly return all such information and materials to United when your employment ends.

18. Severability In case any one or more of the provisions of this Agreement and Survival shall be found to be invalid, illegal or unenforceable in
    of Terms:       any respect,  the validity,  legality and  enforceability of the remaining  provisions  contained in this  Agreement will not be affected.  Further,  any provision or portion of this
                    Agreement  found to be invalid,  illegal,  or  unenforceable shall be deemed,  without  further action on the part of you or United,  to be modified,  amended  and/or  limited to the minimum  extent  necessary  to  render  such  provisions  or portions  thereof valid and  enforceable.  The provisions of
                    this  letter   regarding  trade  secrets  and   confidential
                    information shall survive the termination of your employment by United.

19. Entire          This Agreement  contains the parties' entire  agreement with
    Agreement:      respect to your  expatriate  assignment  and  supersedes any prior written or oral  agreements the parties may have made.
                    This Agreement may be amended only by a written document signed by you, United and the Company.

20. Governing Law:  This   Agreement   and  all   aspects  of  your   employment
                    relationship with United are governed by the laws of the United States and the State of Colorado and all disputes concerning same will be resolved in Colorado.



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

                                                            Employment Extension
                                                                      Bruce Mann
                                                              September 26, 2000



If the above employment terms are satisfactory, please indicate your acceptance of our offer by signing and returning three copies of this letter.


UNITEDGLOBALCOM, INC.                   AUSTAR UNITED COMMUNICATIONS


By  /s/ Michael T. Fries                By   /s/ John C. Porter
   --------------------------------        ----------------------------------
Its                                     Its  Chief Executive Officer
    -------------------------------         ---------------------------------
Date                                    Date 10 October 2000
     ------------------------------         ---------------------------------




ACCEPTED and AGREED:


/s/ Bruce Mann                             10/10/2000
----------------------------------         ----------
Bruce Mann                                 Date








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